SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2003
Date of report
(Date of earliest event reported)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation or organization)	Number)	No.)

4th Floor
Windsor Place
22 Queen Street
P.O. Box HM 1179
Hamilton HM EX
Bermuda
	(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (441) 296-6395

N/A
(Former name and former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

99.1	Transcript of May 22, 2003 conference call.

Item 9. Regulation FD Disclosure.

     In accordance with Securities and Exchange Commission Release Nos. 33-8216 and 34-47583, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On May 22, 2003, Marvell Technology Group, Ltd. (“Marvell”) held a conference call related to it financial results for its first fiscal quarter ended May 3, 2003. A copy of the transcript of the conference call, including the question and answer session immediately following the call, is attached as Exhibit 99.1.

     The following non-GAAP financial measures were discussed during the conference call: pro forma net income (loss) and basic and diluted net income (loss) per share. These non-GAAP measures exclude the effects of acquisition-related expenses, amortization of stock-based compensation and charges related to facilities consolidation. A reconciliation to the most directly comparable GAAP measure was included in the financial statements portion of the press release which was attached as Exhibit 99.1 to the Form 8-K filed by Marvell on May 22, 2003.

     Marvell’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s ongoing economic performance and Marvell therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Marvell has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the company analyzes its operating results.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Date: May 27, 2003

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George A. Hervey

George A. Hervey
Vice President of Finance and
Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Document

Exhibit 99.1	Transcript of May 22, 2003 conference call.